UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

GENERAL EMPLOYMENT ENTERPRISES, INC

(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd., Ste. 420, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On September 30, 2014, General Employment Enterprises, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) for the purpose of electing five directors of the Company and to ratify the appointment of the Company’s independent registered public accounting firm.

The total number of votes cast in person or by proxy at the Annual Meeting was 19,447,478. Each director nominee was elected. Set forth below are the results of the Annual Meeting:

1. Proposal 1. Election of Directors

Name	Shares For	Shares Against	Abstain	Broker Non-Votes

Michael Schroering	16,865,519	0	2,581,959	0
Jack Zwick	19,365,919	0	81,559	0
Thomas Williams	19,368,045	0	79,433	0
Dennis Baker	19,368,045	0	79,433	0
Andrew J. Norstrud	19,365,413	0	82,065	0

2. Proposal 2. Ratification of Appointment of Auditors

In addition, at the Annual Meeting, the Company’s stockholders ratified the Company’s appointment of Friedman LLP, as the Company’s independent certified accountants, as follows:

Shares For	Shares Against	Abstain
19,384,801	28,054	34,623

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by General Employment Enterprises, Inc. dated October 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: October 3, 2014	By:	/s/ Francis J. Elenio
Francis J. Elenio
Chief Financial Officer